As filed with the Securities and Exchange Commission on February 2, 2000
                                                   Registration No. 333-________

                United States Securities and Exchange Commission
                                Washington, D.C.
                                 --------------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            PEGASUS INVESTMENT CORP.
           (Name of small business issuer as specified in its charter)

  Texas                          6770                          75-2695622
(State of              (Primary Standard Industrial         (I.R.S. Employer
 Incorporation)         Classification Code Number)          Identification No.)

       14160 Dallas Parkway, Suite 950, Dallas, Texas 75240 (972) 233-0300 (Address and telephone number of principal executive offices and principal place of business)

    Timothy P. Halter, 14160 Dallas Parkway, Suite 950, Dallas, Texas 75240,
                                 (972) 233-0300
           (Name, address and telephone number of agent for service)

                                   Copies to:
                             George L. Diamond, Esq.
                             Souter & Diamond, P.C.
                         14160 Dallas Parkway, Suite 950
                               Dallas, Texas 75240
                                 (972) 233-0300

         Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                          CALCULATION OF REGISTRATION FEE
----------------------------------------- ----------- -------------------- ------------------ ---------------
          Title of Each Class               Amount     Proposed Maximum    Proposed Maximum
             of Securities                to be         Offering Price         Aggregate        Amount of
            to be Registered              Registered     Per Share (1)      Offering Price     Registration
                                                                                  (1)              Fee

----------------------------------------- ----------- -------------------- ------------------ ---------------
----------------------------------------- ----------- -------------------- ------------------ ---------------
Common Stock, par value $0.0001            600,000           $.01               $6,000            $1.58
----------------------------------------- ----------- -------------------- ------------------ ---------------

Note: (1)  Estimated solely for the purpose of calculating the registration fee.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             PRELIMINARY PROSPECTUS
                             (subject to completion)

                            PEGASUS INVESTMENT CORP.

                         600,000 SHARES OF COMMON STOCK


         This prospectus relates to the offer and sale from time to time of up to 600,000 shares of Pegasus Investment Corp., a Texas corporation (herein "Pegasus") by two current shareholders. Pegasus is registering the shares to provide these two shareholders with freely tradable securities, but the registration does not necessarily mean that any or all of the shares will, in fact, be sold. Pegasus will not receive any of the proceeds from the sale of the shares. Pegasus will pay all of the expenses related to this registration.

         There is currently no public market for the shares. Pegasus expects that its common stock will be traded on the over-the-counter market maintained by members of the National Association of Securities Dealers, Inc. after this registration statement is declared effective.

         After the shares are registered these two shareholders may, from time to time, offer and sell the shares directly or through agents or broker-dealers on such terms as they in their individual discretion determine to be appropriate. Each of these two shareholders reserves the right to accept or reject, in whole or in part, any proposed purchase of the shares.

                         ------------------------------

         This Investment Involves A High Degree of Risk. You Should Read "Risk Factors", Beginning On Page 3, Which Describes Certain Factors Which Should Be Carefully Considered Before You Purchase Any Shares.

                         -------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.


















                               __________ __, 2000

                               PROSPECTUS SUMMARY

         You should read the following summary together with the more detailed information regarding Pegasus and the shares of common stock covered by this registration and Pegasus' financial statements and notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, all share information takes into account the 100 for one (1) forward stock split effective January 18, 2000 and the corresponding reduction in the par value of Pegasus' common stock from $0.01 to $0.0001 per share.

The Company. Pegasus is a Texas corporation that does not conduct any type of business at this time. Pegasus was formed in 1997 for the purpose of acquiring or merging into a privately owned business that has a history of profitable operations. Pegasus' only office is located at 14160 Dallas Parkway, Suite 950, Dallas, Texas 75240 and its telephone number is (972) 233-0300.

Securities To Be Registered. 600,000 shares of Pegasus' common stock, including 300,000 shares that are owned by Timothy P. Halter, Pegasus' sole officer and director and principal shareholder, and 300,000 shares that are owned by an unaffiliated individual, are being registered and may be offered for sale, from time to time, in the future. The 600,000 shares represent six percent (6%) of the number of issued and outstanding shares of the common stock as of the date of this Prospectus.

                              AVAILABLE INFORMATION

         Pegasus is not currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Upon the effectiveness of the registration statement, of which this Prospectus is a part, Pegasus will be obligated to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any of these reports at the following public reference rooms maintained by the Commission :

     In Washington, DC        In New York , New York       In Chicago, Illinois
  450 Fifth Street, N.W.       7 World Trade Center      500 West Madison Street
         Room 1024          Madison Street, Suite 1300          Suite 1400
  Washington, D.C. 20549        New York, NY 10048        Chicago, IL 60661-2511

        You may obtain information on the operation of the public reference rooms by calling the Commission at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549. The Commission also maintains an internet website that contains these reports and information about issuers, like Pegasus, who file electronically with the Commission. The address of that site is http://www.sec.gov.

         Pegasus has filed with the Commission a registration statement (including exhibits and information which the Commission permits the registrant to omit from this prospectus) on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock covered by this Prospectus. Statements contained in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement. You may obtain copies of the registration statement, including exhibits and other information about Pegasus, by contacting the Commission in the manner and at the addresses referenced above.

                                  RISK FACTORS

         In addition to the other information in this Prospectus, the following risk factors should be considered by prospective investors in evaluating Pegasus and its business and future prospects before purchasing any shares of common stock.

No History of Operations

         Pegasus has never operated any business and has never generated any income; thus, Pegasus has no history of successfully operating any form of business and generating any profits.

Pegasus Needs Additional Capital

         In the past Pegasus' expenses have always been paid by one or more of its principal shareholders. Currently it has no cash and no assets with which to pay any expenses. Unless one or more of its shareholders provides cash to pay Pegasus' expenses as they are incurred, Pegasus may be forced to cease its efforts to find an acceptable merger or acquisition partner. There are no known sources from which Pegasus can obtain loans or debt financing.

Risks Related to Pegasus' Acquisition Strategy

         Pegasus intends to grow by acquiring a business or a corporation that is privately owned and has a viable business operation or prospects. The management of Pegasus has no specific target in mind and it is impossible to predict when, or if, it will find a merger or acquisition candidate that it deems desirable and that is interested in affiliating with Pegasus. There can be no assurance that Pegasus will be able to identify, acquire or manage such a business or to integrate successfully such a business into Pegasus without substantial and unanticipated costs, delays or other problems. A business acquired by Pegasus may have liabilities that Pegasus does not discover or may not be able to discover during its pre-acquisition investigations and for which Pegasus, as legal successor or owner, may be responsible. Pegasus currently has no agreement with any party to effect a merger or make an acquisition.

Taxation

         In the course of any acquisition or merger we may undertake, a substantial amount of attention will be focused upon federal and state tax consequences to both us and the acquisition candidate. Presently, under the provisions of federal and various state tax laws, a qualified organization between business entities will generally result in tax-free treatment to the parties to the reorganization. While we expect to undertake any merger or acquisition so as to minimize federal and state tax consequences to both us and the acquisition candidate, such business combination might not meet the statutory requirements of a reorganization or the parties might not obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have a substantial adverse effect on us.

Control of Pegasus by its Executive Officers and Directors

         Timothy P. Halter, Pegasus' sole officer and director, currently owns 97% of the issued and outstanding shares of common stock. As a result, Mr. Halter controls all decisions that will be made by the shareholders, including the election of directors, approval or rejection of any proposed acquisition or merger, and possible recapitalizations of Pegasus. The voting power of Mr. Halter could, under certain circumstances, delay or prevent a change in control of Pegasus.

Benefits of this Offering for Two Shareholders

         The two selling shareholders currently, directly or indirectly, own 10,000,000 shares of common stock, which amount represents all of the currently issued and outstanding shares of common stock. Of this number, 600,000 shares are covered by this registration. After this registration statement is declared effective by the Commission, the selling shareholders will be able to sell any or all of the shares and will not be subject to volume restrictions of SEC Rule 144 that would otherwise apply if this registration statement had not been filed. There can be no assurances that these two selling shareholders will, in fact, sell or retain all or any part of the shares, or, if so, when.

There is No Active Market for Pegasus' Common Stock Now

         Until this time there has not been a public market for Pegasus' stock. There can be no assurance that an active public market will develop or be sustained for the common stock even though Pegasus intends to file an application with the National Association of Securities Dealers, Inc. (herein " NASD") to list the common stock on the OTC Bulletin Board. If there is little demand on the part of potential purchasers of the stock, sellers will have difficulty selling any of Pegasus' stock.

Limitations on Share Resale

         The common stock has not been registered for resale in any state. No assurance can be given that the shares will be able to be resold until such time as Pegasus has taken the necessary steps to establish a secondary market for its securities.

Anticipated Volatility of the Price of Pegasus' Stock

         If traded, the market price of Pegasus' stock is likely to be highly volatile. The market for Pegasus' stock will likely be volatile because of general market conditions as well as factors related to Pegasus' historical performance and its ability to meet market expectations. Such factors as investor perceptions of Pegasus, variations in Pegasus' financial results, announcements regarding Pegasus' plans and other developments affecting Pegasus' future could cause significant fluctuations in the market price of the stock. In addition, the stock market in general has recently experienced price and volume fluctuations which appear to be unrelated to the operating performance of individual companies. Broad market fluctuations may adversely affect the market price of the stock.

Potential Anti-takeover Provisions of Pegasus' Articles of Incorporation and Bylaws, as well as Texas Law, Could Adversely Affect the Stock's Price

         Certain provisions of Texas law and certain provisions of Pegasus' Articles of Incorporation and Bylaws could delay or impede the removal of incumbent directors and could make it more difficult for a third party to acquire, or could discourage third parties from attempting to acquire, control of Pegasus. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of Pegasus' Common Stock. The Articles of Incorporation and Bylaws impose various procedural requirements that could make it more difficult for shareholders to effect certain corporate actions. Pegasus' Articles give the Board of Directors (without any additional authorization from the shareholders) authority to issue more than up to 10,000,000 shares of preferred stock for various corporate purposes. Issuance of a substantial number of shares of either common stock or preferred stock would dilute the existing shareholders' percentage ownership of Pegasus.

                       DESCRIPTION OF PEGAUS' COMMON STOCK
General

         Pegasus' Articles of Incorporation authorize the issuance of 40,000,000 shares of common stock. Holders of common stock are entitled to one vote for each share owned on each matter submitted to a vote of the shareholders. Currently there are 10,000,000 shares of common stock issued and outstanding. Pegasus' Board of Directors has the legal authority to issue the remaining unissued authorized shares, without shareholder approval, for any purpose deemed to be in the best interest of Pegasus. Shares could be issued to deter or delay a takeover or other change of control of Pegasus.

         All the shares of the common stock which are now outstanding are fully paid, validly issued and nonassessable and the holders of the common stock have no preemptive rights to subscribe for or to purchase any additional securities issued by Pegasus. Upon liquidation, dissolution or winding up of Pegasus, the holders of common stock are entitled to share ratably in the distribution of assets after payment of debts and expenses. There are no conversion, sinking fund or redemption provisions, or similar restrictions with respect to the common stock.

         Holders of the common stock are entitled to receive dividends, when and if declared by the Board of Directors, out of funds legally available therefore.

Dividend Policy

         Pegasus has never paid or declared a cash dividend on its common stock and does not intend to pay cash dividends in the foreseeable future. The payment by Pegasus of dividends, if any, on its common stock in the future is subject to the discretion of the Board of Directors and will depend on Pegasus' earnings, financial condition, capital requirements and other relevant factors.

                                 USE OF PROCEEDS

         Pegasus will not receive any proceeds from the registration or sale of the shares of common stock covered by this prospectus.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATION

         The following discussion and analysis should be read in conjunction with Pegasus' financial statements and the notes associated with them as found elsewhere in this document. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. This discussion represents only the best present assessment by the management of Pegasus.

Caution Regarding Forward-Looking Information

         This registration statement contains certain forward-looking statements and information relating to Pegasus that are based on the beliefs of Pegasus or its management as well as assumptions made by and information currently available to Pegasus or its management. When used in this document, the words "anticipate", "believe", "estimate", "expect" and "intend" and similar expressions, as they relate to Pegasus or its management, are intended to identify forward-looking statements. Such statements reflect the current view of Pegasus or its management regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, the forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.

Company's History

         Pegasus was incorporated on March 3, 1997 under the laws of the State of Texas. On January 14, 2000 the shareholders unanimously approved a 100 for one (1) forward split for the common stock. This action was filed of record with the Secretary of State of Texas on January 18, 2000 and increased the number of outstanding shares of Common Stock from 100,000 to 10,000,000 and reduced the par value from $.01 to $.0001 per share.

Discussion of Financial Condition

         Pegasus currently has no revenues, no operations and owns no assets. Pegasus will remain illiquid until such time as a business combination transaction occurs, if ever. No prediction of the future financial condition of Pegasus can be made.

         Due to the lack of sustaining operations from inception, Pegasus is considered in the development stage and, as such, has generated no significant operating revenues and has incurred cumulative operating losses of approximately $995. Accordingly, Pegasus is dependent upon its current management and/or significant shareholders to provide sufficient working capital to preserve the integrity of the corporation during this phase. Pegasus' independent auditor, S.W. Hatfield, CPA, expressed, in its opinion on Pegasus' audited financial statements, doubt about Pegasus' ability to continue as a going concern.
Reference is made to Note A to the financial statements of Pegasus included elsewhere in this Prospectus.

Plan of Business

         Pegasus intends to locate and combine with an existing, privately held company which, in management's view, has growth potential, irrespective of the industry in which it is engaged. However, Pegasus does not intend to combine with a private company that may be deemed to be an investment company subject to the Investment Company Act of 1940. A combination may be structured as a merger, consolidation, exchange of Pegasus' common stock for stock or assets, or any other form that will result in the combined enterprises potentially becoming a publicly held corporation.

                                    BUSINESS

General

         Pegasus was incorporated on March 3,1997 under the laws of the State of Texas. The business purpose of Pegasus is to seek out and obtain an acquisition, merger or outright sale transaction, whereby its shareholders would benefit. Accordingly, Pegasus has never had any substantial operations or substantial assets since its inception.

Proposed Business

         Pegasus intends to locate and combine with an existing, privately held company, which, in management's view, has growth potential, irrespective of the industry in which it is engaged. However, Pegasus does not intend to combine with a private company that may be deemed to be an investment company subject to the Investment Company Act of 1940. A combination may be structured as a merger, consolidation, exchange of Pegasus' common stock for stock or assets or any other form that will result in the combined enterprise's potentially becoming a publicly held corporation.

         Pending negotiation and consummation of a combination, Pegasus anticipates that it will have, aside from carrying on its search for a combination partner, no business activities, and, thus, will have no source of revenue. Should Pegasus incur any significant liabilities prior to a combination with a private company, it may not be able to satisfy such liabilities as they are incurred.

         If Pegasus' management pursues one or more combination opportunities beyond the preliminary negotiations stage and those negotiations are subsequently terminated, it is foreseeable that such efforts will exhaust Pegasus' ability to continue to seek such combination opportunities before any successful combination can be consummated. In that event, Pegasus' common stock will become worthless and holders will receive a nominal distribution, if any, upon the Company's liquidation and dissolution.

Combination Suitability Standards

         In its pursuit for a combination partner, Pegasus' management intends to consider only combination candidates which, in management's view, have growth potential. Pegasus' management does not intend to pursue any combination proposal beyond the preliminary negotiation stage with any combination candidate that does not furnish Pegasus with audited or auditable financial statements for at least its most recent fiscal year and unaudited financial statements for interim periods subsequent to the date of such financial statements, or is in a position to provide such financial statements in a timely manner. Furthermore, to the knowledge of Pegasus' officers and directors, neither the candidate nor any of its directors, executive officers, principal shareholders or general partners:

         (i) will have been convicted of securities fraud, mail fraud, tax fraud, embezzlement, bribery, or a similar criminal offense involving misappropriation or theft of funds, or be the subject of a pending investigation or indictment involving any of those offenses;

         (ii) will have been subject to a temporary or permanent injunction or restraining order arising from unlawful transactions in securities, whether as issuer, underwriter, broker, dealer, or investment advisor, may be the subject of any pending investigation or a defendant in a pending lawsuit arising from or based upon allegations of unlawful transactions in securities; or

         (iii) will have been a defendant in a civi1 action which resulted in a final judgment against it or him awarding damages or rescission based upon unlawful practices or sales of securities.

         Pegasus' officers and directors will make these determinations by asking pertinent questions of the management and/or owners of prospective combination candidates. Such persons will also ask pertinent questions of others who may be involved in the combination proceedings. However, the officers and directors of Pegasus will not generally take other steps to verify independently information obtained in this manner which is favorable. Unless something comes to their attention that puts them on notice of a possible disqualification that is being concealed from them, such persons will rely on information received from the management of the prospective combination candidate and from others who may be involved in the combination proceedings.

Properties

         Pegasus has no properties or assets of any kind.

Legal Proceedings

         Pegasus is not a party to any pending litigation nor is it aware of any threatened legal proceeding.

Employees

         Pegasus has no employees.

                                   MANAGEMENT

Directors and Officers

         The directors and officers of Pegasus are as follows:

                 Name              Age                Position

           Timothy P. Halter       33          President, Secretary and Sole
                                               Director

         Timothy P. Halter has served as President, Secretary and sole director of Pegasus since the company's inception in March 1997. Since 1995, Mr. Halter has served as Chairman of the Board and President of Halter Financial Group, a privately held investment and consulting company. Mr. Halter serves as Chairman of the Board and Secretary of Karts International Incorporated, a publicly held corporation traded on the over-the-counter market maintained by the NASD.

Executive Compensation

         Mr. Halter was not compensated in any way for his services to Pegasus during the fiscal years ended December 31, 1997, 1998 or 1999.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information as of January 24, 2000 with regard to the beneficial ownership of the common stock by (i) each person known to Pegasus to be the beneficial owner of 5% or more of its outstanding shares; (ii) by the officers and directors of Pegasus individually and (iii) by the officers and directors as a group.

         Name and Address of Beneficial Owner       Amount Owned        Percent

            Timothy P. Halter                         9,700,000           97%
            14160 Dallas Parkway, Suite 950
            Dallas, Texas  75240

            All Officers and Directors as a Group     9,700,000           97%
               (One Person)

                              SELLING SHAREHOLDERS

         The 600,000 shares offered hereby are bong sold pursuant to this Prospectus by the selling shareholders identified below. Pegasus will not receive any proceeds from the sale of the shares by the selling shareholders.

         The table below sets forth the beneficial ownership of Pegasus' common stock by the selling shareholders at January 24, 2000 and the sale of the shares offered hereby.


                                          Beneficial                     Ownership     Percent of Class
                                       Ownership Prior      Shares To      After         Before After
           Selling Shareholder (1)       to Offering         Be Sold      Offering    Offering   Offering
           -----------------------       -----------         -------      --------    --------   --------

               Timothy P. Halter          9,700,000          300,000     9,400,000       97          94
               Dawn Michelle Titus          300,000          300,000        -0-         .03         -0-


(1) The persons named in the table have sole voting and investment powers with respect to the shares of common stock shown as beneficially owned by them.

                              PLAN OF DISTRIBUTION

         This Prospectus relates to the offer and sale from time to time of up to 600,000 shares of common stock by the selling shareholders. Pegasus has registered the shares for sale to provide the selling shareholders with freely tradeable securities, but registration of such securities does not necessarily mean that any of such shares will be offered or sold by the selling shareholders. Pegasus will not receive any proceeds from the sale of these shares by the selling shareholders.

         The shares may be sold from time to time directly by any of the selling shareholders. Alternatively, the selling shareholders may from time to time offer the shares through agents or dealers, who may receive compensation in the form of commissions from the selling shareholders and/or the purchasers for whom they may act as agent. The selling shareholders and any agents or dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the shares by them and any commissions received by any such agents or dealers may be deemed to be underwriting commissions under the Securities Act.

         At the time a particular offering of shares is made, a Prospectus Supplement, if required, will be distributed that will set forth the names of any agents or dealers and any commissions or other terms constituting compensation from the selling shareholders and any other required information. The shares may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

         In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification is available and is complied with.

                                  LEGAL MATTERS

         The validity of the common stock covered by this prospectus has been passed upon for Pegasus by Souter & Diamond, P.C., Dallas, Texas.

                                     EXPERTS

         The financial statements of Pegasus included in this Prospectus have been audited by S.W. Hatfield, CPA, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm in giving said reports.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         None.

                     DISCLOSURE OF COMMISSION'S POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Pegasus' Bylaws provide that Pegasus will indemnify its directors and officers to the full extent authorized or permitted under Texas law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Pegasus pursuant to the foregoing provisions, or otherwise, Pegasus has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Pegasus of expenses incurred or paid by a director, officer or controlling person in connection with the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Pegasus will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               PEGASUS INVESTMENT
                                      CORP.

                              Financial Statements
                                       and
                                Auditor's Report

                        December 31, 1999. 1998 and 1997











                               S. W. HATFIELD, CPA
                          certified public accountants

                      Use our past to assist your future sm

                            PEGASUS INVESTMENT CORP.

                                    CONTENTS


                                                                         Page

Report of Independent Certified Public Accountants                        F-3

Financial Statements

   Balance Sheets
     as of December 31, 1999, 1998 and 1997                               F-4

   Statements of Operations and Comprehensive Income
     for the years ended December 31, 1999 and 1998
     and the period from March 3, 1997 (date of inception)
     through December 31, 1997                                            F-5

   Statement of Changes in Shareholders' Equity
     for the years ended December 31, 1999 and 1998
     and the period from March 3, 1997 (date of inception)
     through December 31, 1997                                            F-6

   Statements of Cash Flows
     for the years ended December 31, 1999 and 1998
     and the period from March 3, 1997 (date of inception)
     through December 31, 1997                                            F-7

   Notes to Financial Statements                                          F-8

S. W. HATFIELD, CPA
certified public accountants

Member:    American Institute of Certified Public Accountants
               SEC Practice Section
               Information Technology Section
           Texas Society of Certified Public Accountants


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------


Board of Directors and Shareholders
Pegasus Investment Corp.

We have audited the accompanying balance sheets of Pegasus Investment Corp. (a Texas corporation) as of December 31, 1999, 1998 and 1997 and the related statements of operations and comprehensive income, changes in shareholders' equity and cash flows for the years ended December 31, 1999 and 1998 and for the period from March 3, 1997 (date of inception) through December 31, 1997, respectively. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pegasus Investment Corp. as of December 31, 1999, 1998 and 1997, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 and for the period from March 3, 1997 (date of inception) through December 31, 1997, respectively, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has no viable operations or significant assets and is dependent upon significant shareholders to provide sufficient working capital to maintain the integrity of the corporate entity. These circumstances create substantial doubt about the Company's ability to continue as a going concern and are discussed in Note A. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties.



                                                   /s/  S. W. HATFIELD, CPA
                                                   ------------------------
                                                        S. W. HATFIELD, CPA
Dallas, Texas
January 18, 2000




                      Use our past to assist your future sm

P. O. Box 820395                               9002 Green Oaks Circle, 2nd Floor
Dallas, Texas  75382-0395                               Dallas, Texas 75243-7212
214-342-9635 (voice)                                          (fax) 214-342-9601
800-244-0639                           F-3                        SWHCPA@aol.com



                            PEGASUS INVESTMENT CORP.
                                 BALANCE SHEETS
                        December 31, 1999, 1998 and 1997


                                                               1999       1998       1997
                                                             -------    -------    -------

                                     ASSETS
                                     ------
Current Assets
   Cash on hand and in bank                                  $     5    $   485    $   925
                                                             -------    -------    -------

Total Assets                                                 $     5    $   485    $   925
                                                             =======    =======    =======



                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

Liabilities                                                  $  --      $  --      $  --
                                                             -------    -------    -------

Commitments and Contingencies

Shareholder's Equity
   Preferred stock - $0.01 par value
     10,000,000 shares authorized;
     none issued and outstanding                                --         --         --
   Common stock - $0.0001 par value
     40,000,000 shares authorized
     10,000,000 issued and outstanding                         1,000      1,000      1,000
   Accumulated deficit                                          (995)      (515)       (75)
                                                             -------    -------    -------

     Total shareholders' equity                                    5        485        925
                                                             -------    -------    -------

Total Liabilities and Shareholders' Equity                   $     5    $   485    $   925
                                                             =======    =======    =======













The accompanying notes are an integral part of these financial statements.



                            PEGASUS INVESTMENT CORP.
                STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                   Years ended December 31, 1999 and 1998 and
    Period from March 3, 1997 (date of inception) through December 31, 1997


                                                                     Period from
                                                                    March 3, 1997
                                            Year         Year      (date of inception)
                                            ended        ended           through
                                         December 31, December 31,    December 31
                                            1999         1998            1997
                                         ---------    ---------       ---------
Revenues                                 $    --      $    --         $    --
                                         ---------    ---------       ---------

Expenses
   Professional fees                           300          275            --
   General and administrative expenses         180          165              75
                                         ---------    ---------       ---------

Net Loss                                       480          440              75

Other Comprehensive Income                    --           --              --
                                         ---------    ---------       ---------

Comprehensive Income                     $    (480)   $    (440)      $     (75)
                                         =========    =========       =========

Net loss per weighted-average
   share of common stock
   outstanding, calculated on
   Net Loss - basic and fully diluted          nil          nil             nil
                                               ===          ===             ===

Weighted-average number of shares
   of common stock outstanding             100,000      100,000         100,000
                                         =========    =========       =========



The accompanying notes are an integral part of these financial statements.



                            PEGASUS INVESTMENT CORP.
                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                   Years ended December 31, 1999 and 1998 and
     Period from March 3, 1997 (date of inception) through December 31, 1997


                                                             Additional
                                         Common Stock         paid-in   Accumulated
                                      Shares      Amount      capital     deficit        Total
                                   ----------   ----------   ---------   ----------    ----------

Stock issued at inception
   at $0.01 par value                 100,000   $    1,000   $    --     $     --      $    1,000

Effect of January 18, 2000
   100 for 1 forward stock split
   and change in par value to
   $0.0001 par value                9,900,000         --          --           --            --
                                   ----------   ----------   ---------   ----------    ----------

Stock issued at inception,
   as restated, at $0.0001
   par value                       10,000,000        1,000        --           --           1,000

Net loss for the period                  --           --          --            (75)          (75)
                                   ----------   ----------   ---------   ----------    ----------

Balances at
   December 31, 1997               10,000,000        1,000        --            (75)          925

Net loss for the year                    --           --          --           (440)         (440)
                                   ----------   ----------   ---------   ----------    ----------

Balances at
   December 31, 1998               10,000,000        1,000        --           (515)          485

Net loss for the year                    --           --          --           (480)         (480)
                                   ----------   ----------   ---------   ----------    ----------

Balances at
   December 31, 1999               10,000,000   $    1,000   $    --     $     (995)   $        5
                                   ==========   ==========   =========   ==========    ==========





The accompanying notes are an integral part of these financial statements.



                            PEGASUS INVESTMENT CORP.
                            STATEMENTS OF CASH FLOWS
                   Years ended December 31, 1999 and 1998 and
     Period from March 3, 1997 (date of inception) through December 31, 1997

                                                                           Period from
                                                                           March 3, 1997
                                                  Year          Year      (date of inception)
                                                  ended         ended         through
                                               December 31,  December 31,   December 31
                                                  1999          1998           1997
                                               -------       -------          -------

Cash Flows from Operating Activities
Net loss for the period                        $  (480)      $  (440)         $   (75)
Adjustments to reconcile net loss to
   net cash provided by operating activities      --            --               --
                                               -------       -------          -------

   Net cash used in operating activities          (480)         (440)             (75)
                                               -------       -------          -------


Cash Flows from Investing Activities              --            --               --
                                               -------       -------          -------


Cash Flows from Financing Activities
   Cash received at initial capitalization        --            --              1,000
                                               -------       -------          -------

   Net cash used in financing activities          --            --              1,000
                                               -------       -------          -------

Increase (Decrease) in Cash                       (480)         (440)             925

Cash at beginning of period                        485           925             --
                                               -------       -------          -------

Cash at end of period                          $     5       $   485          $   925
                                               =======       =======          =======

Supplemental Disclosure of
   Interest and Income Taxes Paid
     Interest paid for the period              $  --         $  --            $  --
                                               =======       =======          =======
     Income taxes paid for the period          $  --         $  --            $  --
                                               =======       =======          =======



The accompanying notes are an integral part of these financial statements.

                            PEGASUS INVESTMENT CORP.

                          NOTES TO FINANCIAL STATEMENTS



NOTE A - Organization and Description of Business

Pegasus Investment Corp. (Company) was incorporated on March 3, 1997 under the laws of the State of Texas. The Company has never had any operations or assets since inception. The current business purpose of the Company is to seek out and obtain a merger, acquisition or outright sale transaction whereby the Company's shareholders will benefit. The Company is not engaged in any negotiations and has not undertaken any steps to initiate the search for a merger or acquisition candidate.

The Company is fully dependent upon its current management and/or significant shareholders to provide sufficient working capital to preserve the integrity of the corporate entity during this phase. It is the intent of management and significant shareholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity.

The Company has a year end of December 31 and follows the accrual method of accounting.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE B - Summary of Significant Accounting Policies

1.   Cash and cash equivalents
     -------------------------

     The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2.   Income taxes
     ------------

     The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be taxed as an "Subchapter S corporation". In lieu of corporate income taxes, the shareholder of a "Subchapter S corporation" is taxed directly on the Company's taxable income. Accordingly, no provision, benefit or liability for income taxes has been included in the accompanying financial statements.

3.   Loss per share
     --------------

     Basic  earnings  (loss) per share is computed  by  dividing  the net income
     (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of December 31, 1999, 1998 and 1997, the Company has no warrants and/or options issued and outstanding.

                            PEGASUS INVESTMENT CORP.

NOTE C - Fair Value of Financial Instruments

The carrying amount of cash approximates fair value due to the short term nature of this item.


NOTE D - Common Stock Transactions

On January 14, 2000, effective January 18, 2000, the Company's shareholders approved a 100 for 1 forward stock split of the Company's issued and outstanding common stock. Additionally, the Company changed the par value of its common stock from $0.01 per share to $0.0001 per share. All amounts presented in the accompanying financial statements reflect this action as of the first day of the first period presented.



No dealer,  salesperson, or other person has been authorized to give any  information  or to make any  representation  in connection  with this Offering other than those contained in this Prospectus  and, if given or made, such  information or representation  must  not be  relied  upon  as  having  been
authorized  by  the  Company  or  the   Underwriters.   This
Prospectus  does  not  constitute  an  offer  to  sell  or a                      PEGASUS
solicitation  of an  offer to buy any of the  Securities  to                    INVESTMENT
which  it  relates  in any  state to any  person  whom it is                       CORP.
unlawful to make such offer or  solicitation  in such state.
Neither  the  delivery  of  this  Prospectus  nor  any  sale
hereunder  shall,  under  any   circumstances,   create  any
implication  that  there  has not  been  any  change  in the affairs  of the  Company  since the date  hereof or that the information  contained  herein  is  correct  as of any  time subsequent to its date.

                                                                      600,000 Shares of Common Stock

            TABLE OF CONTENTS

                                                     Page
                                                     ----
Prospectus Summary...............................      2
Available Information............................      2
Risk Factors.....................................      3
Description of Pegasus Common Stock..............      4                         PROSPECTUS
Use of Proceeds..................................      5
Management Discussion and Analysis of
  Financial Condition and Results of Operation...      5
Business.........................................      6
Management.......................................      7
Principal Shareholders...........................      8
Selling Shareholders.............................      8
Plan of Distribution.............................      8
Legal Matters....................................      9
Experts..........................................      9
Changes in and Disagreements with Accountants....
  On Accounting and Financial Disclosure.........      9
Disclosure of Commission's Position on
  Indemnification For Securities Act Liabilities.      9
Index to Consolidated Financial Statements.......    F-2



                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

  Item 24.  Indemnification of Directors and Officers.

         Pegasus has no contract or arrangement that insures or indemnifies a controlling person, director or officer of the Company which affects his or her liability in that capacity. Pegasus' bylaws provide for such indemnification, subject to applicable law.

         If available at a reasonable cost, the Company may purchase and maintain insurance against any liability incurred by its officers and directors in defense of any actions to which they are made parties by reason of their positions as officers and directors.

Item 25.  Other Expenses of Issuance and Distribution

         Expenses in connection with the public offering of securities by the selling shareholders pursuant to this registration statement are as follows:

         Securities and Exchange Commission  Filing Fee        $      1.58
         Accounting Fees and Expense                           $  2,500.00*
         Legal Fees and Expenses                               $  5,000.00*
         Printing and Engraving                                $  3,000.00*
         Fees of Transfer Agent and Registrar                  $  2,000.00*
         Blue Sky Fees and Expenses                            $  1,500.00*
         Miscellaneous                                         $    500.00*
                                                               -----------
                           TOTAL                               $ 14,501.58*
                                                               ===========
         ----------
           *  Estimated

Item 26.  Recent Sales of Unregistered Securities

         On June 9, 1997, Pegasus sold to Timothy P. Halter, its sole officer and director and majority shareholder, 10,000,000 shares of common stock in exchange for the payment of $1000.00 in cash. The transaction was effected in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act.

Item 27.  Exhibits

         The following documents are filed as exhibits to this registration statement.

 Exhibit
 Number            Description
 --------          -----------
     3.1*     Articles of Incorporation
     3.2*     Articles of Amendment to Article of Incorporation
     3.3*     Articles of Correction
     3.4*     Bylaws of Pegasus
     4.1      See Description of Common Stock in Prospectus
     5.1*     Opinion of  Souter & Diamond, P.C. regarding the legality of the securities being registered.
    23.1*     Consent of Souter & Diamond, P.C. (incorporated by reference into
              Exhibit 5.1).
    23.2      Consent of  S.W. Hatfield, C.P.A.
    27.1      Financial Data Schedule
 -----------
        *     to be filed by amendment

Item 28.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sales are being made, a post-effective amendment to the registration statement: (i) include any prospectus required under Section 10(a)(3) of the Securities Act;
         (ii) reflect in the prospectus any facts or events, which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution. Notwithstanding the foregoing, any increase or decrease in the volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(2) For determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of common stock being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 403A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497 (h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas, on the February 2, 2000.

                                              PEGASUS INVESTMENT CORPORATION

                                               /s/ Timothy P. Halter
                                              -----------------------------
                                              Timothy P.  Halter, President


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

/s/ Timothy P. Halter                         February 2, 2000
--------------------------------------------
Timothy P. Halter, President and Secretary
(Principal Executive and Accounting Officer)